Exhibit 99.1

Financial Statements and Supplementary Data.

NEXOGY, INC.

Index to Financial Statements

July 31, 2020, and 2019

Page 2	Report of Independent Registered Public Accounting Firm

Page 3	Balance Sheets as of July 31, 2020, and 2019

Page 4	Statements of Operations for the years ended July 31, 2020, and 2019

Page 5	Statements of Stockholders’ Deficit for the years ended July 31, 2020, and 2019

Page 6	Statements of Cash Flows for the years ended July 31, 2020, and 2019

Page 7-12	Notes to Financial Statements for the years ended July 31, 2020, and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Nexogy, Inc.

Fort Myers, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nexogy Inc. (the “Company”) as of July 31, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2020.

Houston, Texas

July 23, 2021

NEXOGY, INC.

BALANCE SHEETS

(In thousands)

	July 31,	July 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$479	$38
Accounts receivable, net	720	734
Total current assets	1,199	772

LONG-TERM ASSETS:
Other assets	57	51
Total assets	$1,256	$823

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$241	$323
Accounts payable, related party	-	58
Accrued liabilities	179	61
Note payable, current, related party	3,386	2,908
Equipment financing	75	131
Total current liabilities	3,881	3,481

LONG-TERM LIABILITIES:
Note payable	451	-
Total long-term liabilities	451	-

Total liabilities	4,332	3,481

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Common stock, $0.001, 25,000,000 shares authorized, 100,000 and 100,000 issued and outstanding, respectively	-	-
Accumulated deficit	(3,076)	(2,658)
Total stockholders’ deficit	(3,076)	(2,658)
Total liabilities and stockholders’ deficit	$1,256	$823

See accompanying notes to the financial statements

NEXOGY, INC.

STATEMENTS OF OPERATIONS

(In thousands)

	For the Years ended July 31,
	2020	2019
OPERATING REVENUES:
Cloud software and service revenue	$6,347	$6,488

Total operating revenues	6,347	6,488

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	1,811	1,774
Selling, general and administrative expense	4,562	4,663
Legal and professional fees	109	92
Bad debt	94	126
Depreciation and amortization expense	13	163
Total operating expenses	6,589	6,818

OPERATING LOSS	(242)	(330)

OTHER INCOME (EXPENSE):
Income tax benefit (expense)	(135)	(104)
Other income (expense)	(28)	(25)
Interest expense	(13)	(17)
Total other income (expense)	(176)	(146)

NET LOSS	$(418)	$(476)

See accompanying notes to the financial statements

NEXOGY, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

YEARS ENDED JULY 31, 2019 AND 2020

(In thousands, except for share amounts)

	Common		Additional Paid in	Accumulated	Total stockholders’
	Shares	Par	Capital	deficit	deficit
BALANCE, July 31, 2018	100,000	$-	$-	$(2,182)	$(2,182)

Net loss	-	-	-	(476)	(476)

BALANCE, July 31, 2019	100,000	$-	$-	$(2,658)	$(2,658)

Net loss	-	-	-	(418)	(418)

BALANCE, July 31, 2020	100,000	$-	$-	$(3,076)	$(3,076)

See accompanying notes to the financial statements

NEXOGY, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years ended July 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(418)	$(476)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	13	163
Bad debt expense	94	126
Changes in operating assets and liabilities:
Accounts receivable	(80)	(135)
Other assets	(6)	(14)
Accounts payable	(82)	(21)
Accounts payable related party	(58)	14
Accrued expenses	118	(17)
Net cash used in operating activities	(419)	(360)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(13)	-
Net cash used in investing activities	(13)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from third party promissory notes, net	451	-
Borrowings from related party	478	468
Principal payment on equipment financing	(56)	(44)
Net cash provided by financing activities	873	424

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	441	64
CASH AND CASH EQUIVALENTS, beginning of period	38	(26)

CASH AND CASH EQUIVALENTS, end of period	$479	$38

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$10	$12
Income tax paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Equipment Financing on purchased assets	$-	$175

See accompanying notes to the financial statements

NEXOGY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2020, AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS

Nexogy, Inc., (“we”, “our”, “Company” or “Nexogy”) was incorporated in the state of Florida on September 2, 2005. We provide cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including Internet broadband, fiber, and mobile broadband. Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, and customized VoIP services. We provide services in various industries including banking, healthcare, financial services, legal, insurance, hotels, real estate, food services, and education.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Basis of Presentation. These financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries which are directly or indirectly owned by the Company.

Cash and cash equivalents. The Company considers all bank deposits and highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentration of Credit Risk. Financial instruments that potentially subject Nexogy to concentration of credit risk consist primarily of trade receivables. In the normal course of business, Nexogy provides credit terms to its customers. Accordingly, Nexogy performs ongoing credit evaluations of its customers. Nexogy maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. Nexogy has not experienced any losses in such accounts and Nexogy does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Allowance for Doubtful Accounts. Bad debt expense is recognized based on management’s estimate of likely losses each year based on past experience and an estimate of current year uncollectible amounts. As of July 31, 2020, and 2019, Nexogy’s allowance for doubtful accounts balance was $0 and $0, respectively. For the Years Ended July 31, 2020, and 2019, Nexogy recognized bad debt expense of $94,000 and $126,000 respectively.

Revenue Recognition. On August 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of August 1, 2018. Results for reporting periods beginning after August 1, 2018, are presented under Topic 606. There was no impact to the opening balance of accumulated deficit or revenues for the year ended July 31, 2019, as a result of applying Topic 606.

Sources of revenue:

Cloud-based hosted Services. The Company recognizes cloud-based hosted services revenue, mainly from subscription services for its cloud telephony applications that includes hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice, and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized applications. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery services. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products and services transfers to the customer.

Service Revenue

Service revenue from subscriptions to the Company’s cloud-based technology platform is recognized over time on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer. Payments received in advance of subscription services being rendered are recorded as a deferred revenue. Usage fees, either bundled or not bundled, are recognized when the Company has a right to invoice. Professional services for configuration, system integration, optimization, customer training and/or education are primarily billed on a fixed-fee basis and are performed by the Company directly. Alternatively, customers may choose to perform these services themselves or engage their own third-party service providers. Professional services revenue is recognized over time, generally as services are activated for the customer.

Product Revenue

The Company recognizes product revenue for telephony equipment at a point in time, when transfer of control has occurred, which is generally upon delivery. Sales returns are recorded as a reduction to revenue estimated based on historical experience.

Disaggregation of Cloud-based hosted revenues

 Summary of disaggregated revenue is as follows (in thousands):

	For the Years ended July 31,
	2020	2019

Cloud software and service revenue	$6,193	$6,294
Product revenue	154	194

Total operating revenues	$6,347	$6,488

Related parties. The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes. Nexogy recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Nexogy provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Nexogy accounts for uncertain tax positions in accordance with the authoritative guidance issued by the Financial Accounting Standards Board on income taxes which addresses how an entity should recognize, measure and present in the financial statements uncertain tax positions that have been taken or are expected to be taken in a tax return. Pursuant to this guidance, Nexogy recognizes a tax benefit only if it is “more likely than not” that a particular tax position will be sustained upon examination or audit. To the extent the “more likely than not” standard has been satisfied, the benefit associated with a tax position is measured as the largest amount that is greater than 50% likely of being realized upon settlement. As of July 31, 2020, and 2019, we have no liability for unrecognized tax benefits.

Recently issued accounting pronouncements. Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not, believed by management to have a material effect on the Company’s present or future financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. The Company adopted the new guidance on August 1, 2020.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – GOING CONCERN

Financial Condition

The Company’s financial statements as of July 31, 2020, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Since the Company’s inception in 2005, the Company has incurred net losses and accumulated a deficit of approximately $3,076,000, a working capital deficit of approximately $2,682,000 and total liabilities as of July 31, 2020 of $4,332,000, which includes $3,386,000 in notes payable to related parties, which raises substantial doubt about Nexogy’s ability to continue as a going concern.

Management Plans to Continue as a Going Concern

Management believes that available resources as of July 31, 2020, will not be sufficient to fund the Company’s operations and legal expenses over the next 12 months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, and other things, raising additional capital, or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to secure such best-efforts funding from various possible sources, including debt financing, sales of assets, or collaborative arrangements. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies. There can be no assurance that the Company will be able to raise additional funds or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to curtail its operations, and the Company may not be able to pay off its obligations, if and when they come due.

We have been successful in raising debt in the past and as described in Notes 6 and 8. The Company’s financial statements as of July 31, 2020, do not include any adjustments that might result from the inability to implement or execute the Company’s plans to improve our ability to continue as a going concern.

As described in Note 10, on November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). As part of this merger, Nexogy will have access to working capital from T3 Nevada. In addition, the Company anticipate realizing some costs savings as we consolidate networks and multiple technical, operational, and administrative functions. However, there can be no assurance that the planned costs savings will be realized during the anticipated periods. There can be no guarantee that the planned costs savings will generate the expected reductions on the schedule anticipated by management.

NOTE 4 – INCOME TAXES

The current tax year is subject to examination by the Internal Revenue Service and certain state taxing authorities. As of July 31, 2020, Nexogy had net operating loss carryforwards of approximately $1,972,000 to reduce future federal income tax liabilities; the loss carryforwards will start to expire in 2037. Under the recently enacted Tax Cuts and Jobs Act (TCJA), the new effective Corporate flat tax rate is 21% (effective for tax years beginning after December 31, 2017). Income tax benefit (provision) for the years ended July 31, 2020, and 2019 are as follows:

The effective tax rate for Nexogy is reconciled to statutory rates as follows:

	2020	2019
Expected Federal benefit (provision), at statutory rate	21.0%	21.0%
Change in valuation allowance	(21.0)%	(21.0)%
	0.0%	0.0%

Deferred tax assets are comprised of the following as of July 31, 2020, and 2019:

	2020	2019
Net operating loss carryover	$414,073	$361,829
Valuation allowance	(414,073)	(361,829)
Total deferred tax asset, net	$-	$-

At July 31, 2020, realization of Nexogy’s deferred tax assets was not considered likely to be realized. The change in the valuation allowance for 2020 was resulted in a decrease of approximately $52,244. Management has evaluated and concluded that there are no significant uncertain tax positions requiring recognition in Nexogy’s financial statements. The current year remains open to examination by the major taxing jurisdictions in which Nexogy is subject to tax. The Company files a calendar year return, and the net operating loss was adjusted for the fiscal year ended July 31, 2020.

We record unrecognized tax benefits as liabilities in accordance with ASC 740 and adjust these liabilities when our judgment changes as a result of the evaluate on new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company has the following leases:

Lease	Base Monthly Rent Payment	Commencement Date	Expiration Date	Additional Terms
Office	$12,933	October 11, 2011	July 31, 2022	Initial term for sixty-two (62) months, lease renewed for additional sixty-three (63) months.
Colocation	$4,130	June 8, 2020	June 8, 2023	With an option to extend for an additional twelve (12) months, and 5% increase in base monthly lease payment.
Rooftop	$704	December 18, 2013	July 31, 2021	Initial term for twenty-four (24) months, lease renewed for additional two (2) successive two (2) year periods. After, the lease shall remain on a month-to-month basis.
Rooftop	$1,075	August 28, 2014	July 31, 2021	Initial term for thirty-six (36) months. After the initial term, the lease shall remain on a month-to-month basis.
Rooftop	$268	November 27, 2013	July 31, 2022	Initial term for forty-eight (48) months, lease renewed for additional sixty-three (63) months.
Rooftop	$2,840	June 1, 2015	June 1, 2021	With an option to extend for five (5) additional one (1) year terms.
Rooftop	$1,101	December 1, 2015	December 1, 2025	Initial term for five (5) years, lease renewed for additional five (5) years.
Rooftop	$2,950	November 30, 2013	November 30, 2023	Initial term for five (5) years, lease renewed for additional five (5) years, with an option for a second renewal for an additional five (5) years.
Total monthly base rent:	$26,002

The leased properties have a remaining lease term of twenty to sixty months as of July 31, 2020. At the option of the Company, it can elect to extend the term of the leases.

The Company recorded a total rent payment of $436,536 and $529,129, for the years ended July 31, 2020, and 2019, respectively.

During the years ended July 31, 2019, and 2020, the Company had a Colo lease with a monthly lease payment of $11,829, this Colo lease ended June 1, 2020.

The Future minimum lease payment under the operating leases are as follows:

Year Ending	Lease
July 31,	Payments
2021	$292,307
2022	287,340
2023	91,787
2024	23,649
2025	14,874
Total:	$709,957

NOTE 6 – RELATED PARTY TRANSACTIONS

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed international and domestic termination services for $103,521 and $117,031, respectively. As of July 31, 2020, and July 31, 2019, the total outstanding balance was $0, and 58,005, respectively.

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed programing services for $7,812 and $19,964, respectively.

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed programing and provisioning services for $78,504 and $73,583, respectively.

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed management services for $234,688 and $229,136, respectively.

As of July 31, 2020 & 2019, the Company borrowed working capital from its major shareholder in the aggregate amount of $2,511,000. These notes were non-interest bearing and due on demand.

During the years ended July 31, 2020, and 2019, the Company received proceeds from related party of $478,000 and $468,000, respectively. As of July 31, 2020, and July 31, 2019, the total outstanding related party note payable balance were approximately $3,386,000 and $2,908,000, respectively. Subsequently, on November 17, 2020, the notes were paid in full to the shareholders.

NOTE 7 – EQUIPMENT FINANCING

The Company entered into three financing agreements for equipment purchased. Under the terms of these transactions, assets with a cost of approximately $34,364, $96,954, and $43,916, were financed under three separate financing agreements dated August 20, 2018, November 2, 2018, and November 28, 2018, respectively. The equipment financing is net of costs associated with the assets such as maintenance, insurance and property taxes are for the account of the Company. The equipment financing agreements are for 36 months, with the first payments starting August 20, 2018, November 2, 2018, and November 28, 2018, respectively and monthly principal and interest payments of $1,081, $3,048, and $1,380, respectively. The interest rate under the financing agreements ranged from 8.21% to 8.70% per annum. During the years ended July 31, 2020, and 2019, the Company made total principal payments of $56,335 and $42,791, respectively. Subsequently, on September 10, 2020, the three financing agreements were paid in full.

NOTE 8 – NOTE PAYABLE

On April 16, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $450,500 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was made through City National Bank of Florida (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company is required to make 18 monthly principal payments in the amount of $25,028 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contain events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Notes in whole or in part. Subsequently, on December 12, 2020, the SBA informed the Company that the total outstanding principal balance of $450,500 and accrued interest of $2,986.88 were forgiven. Subsequentially, on December 12, 2020, the Company recognized a gain on settlement of debt of $450,500.

NOTE 9 – CAPITAL STOCK

As of July 31, 2020, and 2019, the Company had 25,000,000 authorized common shares, of which 100,000 founder shares were issued and outstanding, with a $0.001 par value per share.

NOTE 10 – SUBSEQUENT EVENTS

On November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess Net Working Capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.